Exhibit 10.1

Filing Ref.	Limoneira Company
Customer Number:	0005229057

MASTER LOAN AGREEMENT

This Master Loan Agreement is established as of June 19, 2017 between Farm Credit West, PCA a corporation organized and existing under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003 (“Lender”) and Limoneira Company, a Delaware Corporation (“Borrower”). This Agreement shall remain in effect until all Indebtedness is paid in full and the Agreement is terminated in writing by Lender.

1.      MASTER LOAN AGREEMENT. On this date, and hereafter, Lender may make Loans to Borrower. Borrower and Lender (collectively, the “Parties”) enter into this Master Loan Agreement which, together with the applicable Supplement(s) and other Loan Documents, shall govern each separate Loan and all Indebtedness between the Parties. Unless stated to the contrary elsewhere, the provisions of all Loan Documents are incorporated by reference herein. For value received, Borrower promises to pay to order of Lender all Indebtedness governed by this Agreement.

1.1	SUPPLEMENTS. Loans made on and after the date of this Master Loan Agreement will be evidenced by a “Promissory Note and Supplement to Master Loan Agreement” (“Supplement”). Each Supplement shall set forth the terms and conditions applicable to each Loan. All Supplements and attachments thereto, including all amendments, renewals, and restatements thereof, are incorporated by reference herein unless the contrary is stated in any Loan Document. In any conflict of terms between this Master Loan Agreement and any Supplement, the Supplement shall control, unless the contrary is stated in the Supplement. Any amendment to this Master Loan Agreement shall control all Supplements, unless the contrary is stated in the amendment.

1.2	FUTURE CREDIT ACCOMMODATIONS. Borrower may apply for future loans, renewals of unpaid balances, refinancings, reschedulings, or other credit accommodations. Each loan application Borrower submits will be evaluated for eligibility and creditworthiness at the time of its submission. The proceeds of each Loan shall be used primarily for business and agricultural purposes and not for personal, family or household purposes as further described in each loan application of Borrower or as otherwise approved by Lender. Nothing in this Agreement or any other agreement between Borrower and Lender shall be construed to obligate Lender to restructure or renew any unpaid balance, any part thereof, or to make any additional or future loans or financial accommodations to Borrower.

2.      DEFINED TERMS. “Indebtedness” means all Loans, advances, obligations, and duties of any kind owing by Borrower to Lender under this Agreement whether now existing or hereafter arising, absolute or contingent, due or to become due, and whether or not evidenced by any writing, this Agreement or any other Loan Document, and including all interest, charges, fees, attorney’s fees, expenses, and any other sum(s) chargeable to Borrower under this or any other related agreement. “Loan” or “Account” means each loan, credit facility or other obligation evidenced by any Supplement. “Agreement” means this Master Loan Agreement, including all Supplements, attachments and other agreements incorporated by reference and all amendments, modifications, and restatements thereof. “Loan Document” means this Agreement, and any Supplement, guaranty, Security Instrument, and any other documents or agreements executed in connection with this Agreement, any Loan or the Indebtedness, and all amendments, modifications, renewals and restatements thereof.

2.1	OTHER LOANS WITH LENDER. Unless stated to the contrary in writing by Lender, in this or any other document, this Master Loan Agreement shall not govern other notes, loan agreements, loans, and obligations by Borrower to Lender not contained in Supplements hereto. Such other loans shall continue to be governed by the applicable loan documents. This Agreement shall not waive any right(s) in any note, guaranty, security instrument or indebtedness between the Parties unless the same has been specifically waived in writing by Lender.

3.      SECURITY. All Indebtedness is secured by a first lien on Borrower-owned stock or participation certificates required by Lender’s bylaws, any funds of Borrower maintained with Lender, Lender's allocated surplus, and the real property described in that certain deed of trust between Borrower and Lender dated June 19, 2017 to be recorded in Tulare and Ventura Counties, as may be amended from time to time (“Deed of Trust”), (collectively “Collateral”), which secure this Loan under any Loan Document or applicable laws, rules, ordinances, permits and regulations of all local, regional, county, state and federal governmental authorities (“Applicable Laws”). Collateral may secure more than one Loan when so indicated. All liens and interests in Collateral will be evidenced by the appropriate Security Instrument granting such interest. “Security Instrument” means any deed of trust, mortgage, security agreement, assignment or other document granting Lender a security interest in, any real or personal property as security for this Agreement, any Loan or the Indebtedness.

Filing Ref.	Limoneira Company
Customer Number:	0005229057

4.      DEFAULT. A default on any Supplement or the Indebtedness is a default on this Master Loan Agreement. A default on this Master Loan Agreement or any Supplement shall, at Lender’s option, also be a default on all Supplements and all the Indebtedness. Borrower is in default on this Master Loan Agreement, including any Supplement, under any one or more of the following (individually and collectively called an “Event of Default”): (a) Borrower fails to pay when due any Indebtedness; (b) Borrower is declared to be in default on this Agreement, any other Loan Document, or on any other loan or obligation of Borrower to Lender or in which Lender has an interest; (c) Borrower breaches any term, or representation in this Agreement or in any other Loan Document for this or any other loan by Lender; (d) Borrower's representation(s) to Lender in connection with any loan are materially false or misleading; (e) Borrower's dissolution, or termination of existence; (f) Borrower's insolvency, business failure, application for or consent to appointment of a receiver/custodian or trustee for itself or any of its assets, or an assignment to an agent authorized to liquidate any substantial amount of assets, or an assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower; (g) Any judgment, writ, levy, lien, attachment, notice of tax lien, tax lien, or similar process is entered against Borrower or any of Borrower's properties and is not vacated, bonded, or stayed to the satisfaction of Lender; or (h) Borrower sells, leases, encumbers, transfers, or enters into any agreement for the sale, lease, encumbrance, transfer or nonuse of any water or water rights, or “Water Asset”, as such may be defined in any deed of trust, security agreement or other agreement relating to the pledge of water or water rights.

5.      REMEDIES. If an Event of Default occurs, Lender shall have all rights, and remedies under this Agreement, any other Loan Document, or provided by law or equity under Applicable Laws, including but not limited to: the right to declare, at Lender’s option, all or any portion of the Indebtedness immediately due and payable without prior recourse to the Collateral; Lender’s right to immediately terminate Borrower’s right to draw additional funds, and/or suspend or reduce Borrower’s credit or credit limit; and retire Borrower’s stock or participation certificates issued by Lender at book value and apply the proceeds plus any related accrued dividends and any patronage payments to which Borrower is entitled, to all or any part of the Indebtedness, all without notice to Borrower; and the right to foreclose on, or enforce any security interest in, any Collateral (all above collectively, “Remedies”). All Lender’s Remedies: (a) may be exercised at any time by Lender, after an Event of Default; (b) are cumulative and not exclusive; and (c) shall be in addition to any other rights or remedies provided by law or equity. Lender may enforce any security interest or lien in such manner and order, as to all or any part of the Collateral as Lender, in its sole judgment, deems appropriate. Borrower, to the extent possible, waives all rights, obligations, or defenses now or hereafter established by law relating to the Remedies.

5.1	ACCELERATION. If an Event of Default occurs, Lender may, at its option, declare all or any portion of the Indebtedness to be immediately due and payable without demand, notice of non-payment, protest or prior recourse to Collateral, and terminate or suspend Borrower’s right to draw or request funds on any Loan or line of credit.

5.2	WAIVER. Lender’s failure to require strict compliance with any provision of this Agreement or any other agreement between Lender and Borrower shall not affect Lender’s right to require strict compliance with such provision. Lender’s waiver of an Event of Default shall not affect any other Event of Default or any of Lender’s remedies with respect thereto. Lender’s waiver or suspension of any rights under this or any other agreement, or Lender’s grant of any consent to Borrower, shall be effective only if such waiver or consent is in writing and only to the extent set forth in such writing.

6.	BORROWER'S COVENANTS AND REPRESENTATIONS. In addition to representations in other Loan Documents, Borrower makes the following representations to Lender which remain in effect until all Indebtedness is repaid in full:

Filing Ref.	Limoneira Company
Customer Number:	0005229057

6.1	INFORMATION. All information, including, financial statements and profit and loss information furnished by Borrower to Lender are accurate and complete; there has not been any material adverse change in the financial condition of Borrower since the date of the last financial statement provided; Borrower has no material liabilities, fixed or contingent, which are not fully shown in said financial statements as of the date thereof.

6.2	SOLVENCY. Borrower has sufficient capital to carry on the business and is able to pay debts as they mature, and Borrower is paying such debts. Borrower owns good and marketable title to all property reflected in the financial information provided to Lender, the fair market value of which exceeds the dollar amount required to pay Borrower's debts.

6.3	COMPLIANCE WITH LOAN TERMS. Borrower is in compliance with, all terms of all Borrower's other loans and obligations to all other creditors if any, and all other loans and obligations to Lender.

6.4	LEGAL ENTITY WARRANTY AND CERTIFICATION. If Borrower is a legal entity, Borrower (and any person signing this Agreement in a representative capacity on behalf of Borrower) represents that Borrower is duly constituted under and conducting its business operations in compliance with all Applicable Laws and in good standing; that Borrower has the authority, and appropriate authorization to enter into this Agreement, all Security Instruments and any other Loan Document in connection with any Loan; that when executed this Agreement, all Security Instruments and any other Loan Document shall be valid and legally binding on Borrower. If the Borrower is a trust, each trustee executing this Agreement on behalf of the trust also represents, that this Agreement, all Security Instruments and other Loan Documents are being executed by all the currently acting trustees of the trust and that the trust has not been revoked, modified, or amended in any manner which would cause any of the foregoing to be incorrect.

6.5	INDEMNITY. Borrower releases, indemnifies and agrees to hold Lender harmless from any losses, claims, liabilities damages and related expenses, including reasonable attorneys’ fees and costs, incurred by or asserted against Lender that arise from: (1) the release, threatened release, discharge, manufacture, use, storage, transportation or presence of any hazardous substance in connection with the business of Borrower or on any real property owned or occupied by Borrower, whether or not pledged as security for this Agreement or (2) the execution of this Agreement and any other Loan Documents or the transactions contemplated thereunder or (3) the Indebtedness or use of proceeds therefrom or (4) the unauthorized disbursement of funds or misappropriation of proceeds under this Agreement by any employee, agent, independent contractor, affiliate or guarantor of Borrower. This indemnity covers Lender and its affiliates and their officers, directors, agents, and attorneys of Lender, and extends to attorneys' fees and other costs and expenses incurred by Lender and its affiliates in connection with the foregoing. The term "hazardous substance" shall mean any material or substance which is now or hereafter considered "hazardous" or "toxic" under any Applicable Laws. This indemnity shall be construed as being in addition to any similar provision in any Security Instrument. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, THIS INDEMNITY SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS.

6.6	TAXES. Borrower has filed all tax returns required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties.

6.7	NO DEFAULT. Borrower has not received any notification of default under any of its agreements with third parties that might impair the operations or financial condition of Borrower.

7.      SPECIAL LOAN CONDITIONS, COVENANTS AND REQUIREMENTS. In addition to any requirements described in other Loan Documents, Borrower covenants and agrees with Lender as follows:

7.1	FINANCIAL PERFORMANCE.

7.1.1	No other financial performance covenants are imposed at this time except as provided in Section 31.2.

Filing Ref.	Limoneira Company
Customer Number:	0005229057

7.2	INSURANCE. Borrower shall provide, maintain and deliver to Lender, fire and extended coverage, flood and any and all other types of insurance in terms and amounts as may be required by law or Lender from time to time, with loss payable endorsements solely in favor of Lender or, for real property secured loans, naming Lender as mortgagee.

7.3

FINANCIAL INFORMATION. At Lender's request, Borrower shall provide to Lender financial information in a form acceptable to Lender, including, when so required, a current balance sheet and income statement. In the case of multiple Borrowers, financial information must be provided for each Borrower as requested by Lender.

Financial Information shall be provided as described below:

	7.3.1	Financial information shall be provided at such times during the term of this Agreement as Lender may request.

7.4	ENVIRONMENTAL. Borrower shall comply with the following additional requirements:

	7.4.1	No other environmental requirements are imposed at this time unless provided elsewhere herein or in other Loan Documents.

7.5	NEGATIVE COVENANTS. Borrower will not take any of the following actions without the prior written approval of Lender during the term of this Agreement and until all Loans are paid in full:

	7.5.1	Mortgage, pledge, lease for a period exceeding five years or otherwise make or allow the filing of a lien on any Collateral.

	7.5.2	Become a guarantor or surety on or otherwise become liable for, the debts or obligations of any third party person, or any entity, with the exception of guaranteeing a proposed debt for Limoneira Lewis Community Builders LLC, to develop that certain “East Area 1” project in to salable lots..

	7.5.3	Obtain credit or loans other than trade credit customary in Borrower's business.

	7.5.4	Dispose of all or a substantial portion of Borrower's business assets by sale, transfer, lease, gift, abandonment or otherwise, except for sales of inventory in the ordinary course of business.

	7.5.5	Sell Borrower's business, abandon or cease or materially change its business operations, or merge or consolidate with any third party or entity.

7.6	CONDITIONS PRECEDENT. Lender’s obligation to make the initial Loan and any other Loans thereafter, if any, is subject to the satisfaction, in Lender’s sole discretion, of the following conditions precedent:

7.6.1	Lender shall have received evidence that all Loan Documents have been duly authorized and executed;

7.6.2	Lender shall have received evidence, including without limitation, any title insurance and/ or endorsements, estoppel certificates or subordination agreements, that may be required by Lender, that the liens granted to Lender under the Security Instruments are enforceable and with the lien priority required by Lender;

7.6.3	All representations and warranties of any party to the Loan Documents, other than Lender, are true and correct; and

7.6.4	Lender has received all other documents, certificates, approvals, information, and fees requested by Lender.

8.      INTENTIONALLY OMITTED.

9.      INSPECTION AND ACCESS. While this Agreement is in effect, Borrower will: (a) at Lender's request, furnish information to Lender relating to Borrower's business and financial affairs, (b) permit Lender to examine Borrower's books and records; and (c) allow Lender to inspect and appraise Lender's Collateral at reasonable times and places.

Filing Ref.	Limoneira Company
Customer Number:	0005229057

10.     REQUIRED ACTIONS. While this Agreement is in effect, Borrower will: (a) maintain all other Loans with Lender in a current status; (b) comply with all terms of all other documents executed in connection with this Agreement; and (c) execute, deliver, file and or record such documents, or take such other actions, as may be reasonably required by Lender or to assure the enforceability of the Indebtedness, Note or any Security Instrument, Loan Document or to otherwise protect or enforce the rights of Lender thereunder.

11.     MISCELLANEOUS COSTS. Lender may, but is not required to pay: (a) the reasonable cost of any services requested by Borrower and rendered by Lender such as credit life insurance or crop or property insurance; (b) any amounts required to satisfy taxes, assessments or liens on the Collateral, to maintain insurance, or to perform any other obligation under this Agreement or other Loan Documents; (c) all costs and expenses, including attorneys’ fees, incurred in connection with the preparation or administration of any Loan; (d) any bill of sale, sight or expense drafts drawn by Borrower and presented to Lender for payment of purchases or expenses authorized by Lender; and (e) charges by suppliers of goods or services included in any budget for which Borrower borrows funds hereunder. Lender may, at its option, add such amounts to any portion of the Loan, and charge interest on such amounts at the interest rate applicable to the Loan.

12.     TRANSFER BY LENDER. Lender may sell, transfer or assign this Agreement or any portion thereof, and deliver to the transferee(s) ("Holder") all or any portion of the Collateral, and the Holder shall thereupon become vested with all rights herein given to Lender with respect thereto and at such time “Lender” hereunder shall include the "Holder"; and Lender shall thereafter be fully discharged from any liability to Borrower, but Lender shall retain all rights hereby with respect to any Collateral not so transferred, sold or assigned.

13.    FEES AND CHARGES OF ATTORNEYS AND OTHERS. If Lender utilizes the services of attorneys, accountants, appraisers, consultants, or other professional or outside assistance, including the services of in-house counsel any professional who is an employee of Lender, the reasonable amount of fees, costs and expenses (“Expenses”) incurred by Lender to utilize such persons in connection with any of the following or as indicated elsewhere in this Agreement shall be payable by Borrower on demand and Lender may, at its option, add the amount of such Expenses to any portion of the Indebtedness, plus an appropriate amount of stock or participation certificates as required by federal law or regulation or Lender’s bylaws, and charge interest on such amount at the interest rate applicable to such portion of the Indebtedness:

(a)	The preparation, modification or enforcement of this Agreement and any other agreement or Loan Document related to the Indebtedness or to the Collateral;
(b)	Advising Lender concerning its rights and obligations under this Agreement and any other agreement or Loan Document related to the Indebtedness, or to the Collateral, including advising Lender with regard any applicable, provisions of the Farm Credit Act of 1971, as amended, Farm Credit Administration regulations, any policy or program of Lender, or any other Applicable Laws;
(c)	Any litigation, dispute, proceeding, or action (whether terminated or dismissed prior to judgment, reduced to judgment or otherwise finally resolved), and whether instituted by Lender, Borrower or any other person, relating to this Agreement, the Indebtedness or any Loan, any other Loan Document, the Collateral or Borrower’s affairs;
(d)	Lender’s interest in any bankruptcy, insolvency, or reorganization case or proceeding instituted by or against Borrower, including any steps to (i) modify or terminate the automatic stay, (ii) prohibit or condition Borrower’s use of cash Collateral, (iii) object to any disclosure statement or plan, (iv) propose or confirm a plan, and (v) prosecute or defend adversary proceedings or contested matters, and take or defend examinations or discovery, whether related to any adversary proceeding or contested matter, whether terminated or dismissed prior to judgment, reduced to judgment or otherwise finally resolved;
(e)	The inspection, verification, protection, collection, processing, or disposition of the Collateral; and
(f)	Any of the type of Expenses incurred by Lender in connection with any guaranty of the Indebtedness.

The Expenses shall be in addition to those in any Security Instrument, other Loan Document or any other written agreement between Lender and Borrower.

Filing Ref.	Limoneira Company
Customer Number:	0005229057

14.    TRANSACTION SUMMARY. All disbursements and repayments shall be posted on Lender's accounting records. In its sole discretion, Lender may apply any payment received from or on behalf of Borrower and any proceeds of Collateral first to fees, and any other costs incurred by Lender and payable by Borrower under Section 13 of hereunder , then to interest, principal, or any part of the Indebtedness,. Any payment received by Lender after Lender has closed its books for the day will be applied on the next business day. Periodically, Lender shall send Borrower a transaction summary, statement or a similar loan accounting. If Borrower fails to object to this accounting in writing within 30 days of its mailing by Lender, Borrower shall have waived any right to object to the accounting’s accuracy and the accounting may be admitted into evidence by Lender to establish the balance due Lender in any legal proceeding between the parties.

15.    NOTICES. Borrower shall promptly give written notice to Lender of: (a) any enforcement action brought against Borrower by any governmental regulatory body or law enforcement authority or any dispute between Borrower and any such authority or body; (b) any material pending or threatened litigation or court proceeding against Borrower; (c) any material adverse change in Borrower's business or financial condition; (d) the occurrence of any Event of Default, or any event that with a lapse of time or the giving of notice or both would become an Event of Default under any obligation of Borrower to Lender or in which Lender has an interest; (e) any default on loans or credit arrangements with any other creditors; (f) any location change or new location of Borrower’s office or site of operation; (g) any change to an out of state location for any Collateral; and (h) any restriction, suspension, or other change in any permit(s), license(s) or authority(ies) required to conduct Borrower's business.

15.1	Any notice under this Agreement or any other Loan Documents shall be in writing and delivered to the address below if to Borrower and to the address specified in the first paragraph of this Agreement if to Lender. Any notice shall be deemed effective upon on the earlier of: (a) actual receipt of the intended recipient, or (b) upon delivery, if delivered in person or by any nationally recognized courier service that provides proof of delivery, or (c) four business days after deposit in the U.S. mail, postage prepaid, whether by first class mail or by certified mail. Either party may change its address for purposes of receiving notice upon delivery to the other party of a change of address in accordance with the terms hereof. Borrower agrees to keep Lender informed of Borrower’s current address for notice purposes.

16.    LOAN CHARGES. To the extent the interest or other loan charges collected or to be collected in connection with this Agreement exceed the permitted limits under applicable usury laws, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected which exceeded permitted limits will be refunded to Borrower, without interest thereon. Lender may choose to make this refund by reducing the principal Borrower owes under this Agreement or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

17.    BORROWER'S AUTHORITY AND ADDITIONAL REPRESENTATIONS. By signing this Agreement, Borrower represents that the terms of this Agreement, any other Loan Document and Security Instrument do not conflict with the terms of any other contract(s) of Borrower; that Borrower's representations in this Agreement are true and accurate; that there is no judgment or pending lawsuit, tax claim, investigation or other dispute against or threatened against Borrower or the Collateral that might impair Borrower's financial condition or ability to continue business or the Collateral; and that Borrower is qualified and/or licensed to do business in all states requiring Borrower to be so qualified or licensed and is in compliance with all Applicable Laws.

18.    INTENTIONALLY OMITTED.

19.    INTENTIONALLY OMITTED.

19.1	BORROWER FURTHER AGREES. Borrower agrees that Lender may, in its sole discretion, at any time, without notice, release all or any part of the Collateral securing the Indebtedness grant extensions, change terms of payment, deferments, renewals or reamortizations of any part of the Indebtedness, and release from personal liability any one or more of the parties who are or may become liable for the Indebtedness; all without affecting the personal liability of any other party. Borrower also severally waives any other defense or right of offset against the Holder hereof. No Borrower shall have any right of subrogation, contribution, reimbursement, indemnity, set off, or other recourse and waives the benefit of, or any right to participate in, any Collateral until such time as all of the obligations owed by Borrower under this Agreement shall have been satisfied in full. Each Borrower, to the extent it may lawfully do so, waives any defense under California anti-deficiency statutes, or comparable provisions of the laws of any other state to the recovery of a deficiency after a foreclosure sale of such property.

Filing Ref.	Limoneira Company
Customer Number:	0005229057

19.2	BORROWER ADDITIONAL REPRESENTATIONS. Borrower represents to Lender that it has established adequate means of obtaining from each other Borrower, on a continuing basis, information pertaining to the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties, and each Borrower now is and will be familiar with the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties. Each Borrower waives and relinquishes any duty on the part of Lender (if such duty exists) to disclose to any Borrower any matter, or fact related to the businesses, operations, or conditions (financial or otherwise) of any other Borrower or its properties. Without limiting the generality of the foregoing, each Borrower waives any defenses or rights arising under or of the kind described in California Civil Code sections 2795, 2808, 2809, 2810, 2815, 2819 through 2825 (inclusive), 2832, 2839, and 2845 through 2850 (inclusive) and similar laws in other jurisdictions.

20.       NO ORAL AGREEMENTS. The representatives of Lender are not authorized to make any oral agreements or assurances. Do not sign this Agreement if you believe that there are any agreements or understandings between you and Lender that are not set forth in writing in this Agreement or the other Loan Documents.

21.       SUCCESSORS AND ASSIGNS. This Agreement, any Supplement and all other Loan Documents are binding on Borrower’s and Lender’s successors and assignees. Borrower shall not assign this Agreement any Loan or Loan Document without Lender’s prior written consent. Lender may sell participations in or assign this Agreement, and may exchange financial information about Borrower with actual or potential participants or assignees. If a participation is sold or the Agreement is assigned, the purchaser will have the right of set-off against Borrower.

22.      SEVERABILITY; COUNTERPARTS. If one or more of the provisions of this Agreement, any Security Instrument or any other Loan Documents are held to be invalid, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected. To the extent any waiver of a right by Borrower hereunder may be contrary to applicable law, such waiver shall be deemed made to the extent allowed by such law. This Agreement may be signed in one or more counterparts which shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23.       CAPTIONS. Captions herein are only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any term. The word “including” herein means “including but not limited to”.

24.     APPLICABLE LAW. This Agreement and any other Loan Document shall be governed by federal law to the extent applicable and except to the extent specified in any Security Instrument, be governed by and construed under the laws of the state specified in the address of Lender on page 1 without regard to its conflict of laws principles. .

25.     ENTIRE AGREEMENT; AMENDMENTS MUST BE IN WRITING. This Agreement and all other Loan Documents constitute the entire agreement between the Parties on the subject matter hereof; superseding all prior communications, oral or written, concerning the Indebtedness or any Loan. This Agreement does not supersede any Loan Document(s) pertaining to other outstanding loan(s) of Borrower with Lender except as specified herein. This Agreement may be amended or modified only by a written instrument executed by Lender and Borrower.

26.     REPORTING HEDGING ACTIVITY. If Borrower is involved in any hedging activities through the use of futures or options, using Loan proceeds, notice of this activity must be provided to Lender. At Lender's discretion, a separate tranche or separate loan may be established for the purpose of funding margin calls related to the hedging activity. Lender may require Borrower to provide a risk management or marketing plan in support of this activity. Lender may require Borrower to execute a Security Agreement, Investment Property Control Agreement or similar form of assignment or control agreement, as approved by Lender, to be acknowledged by all brokers involved in Borrower's marketing and hedging program. Any hedging activity, or use of futures or options markets, not consistent with acceptable hedging practices, as determined by Lender in Lender's sole discretion, shall be considered a material breach of the Note and shall constitute an event of default.

27.    WATER RIGHTS. Any grantor of a security interest in water rights to Lender, including but not limited to a security interest under a deed of trust, security agreement or similar instrument, shall not take any of the following actions with respect to those water rights without the prior written consent of Lender: sell, lease, pledge, transfer or otherwise encumber in any manner, whether to another lender, irrigation district, or user, except that Borrower may occasionally sell or lease water associated with the property described in the Deed of Trust (“Property”) to neighboring property owners without the prior written consent of Lender provided that the remaining water is sufficient to satisfy all water requirements for the Property, including proper cultivation for all trees and other permanent plantings thereon.

28.    DISCLOSURE AND INQUIRIES. By signing this Agreement, Borrower agrees that Lender may disclose financial information to other Farm Credit System institutions. Borrower further authorizes Lender from time to time, to make such inquiries and gather such information as Lender deems necessary and reasonable to administer the Indebtedness. Lender is also authorized from time to time to make credit inquiries, verify credit, verify employment, and obtain credit agency reports regarding Borrower and Borrower’s business.

29.       ADVICE OF COUNSEL. Borrower understands this Agreement and has consulted with or had the opportunity to consult with an attorney or other appropriate professional as to the terms hereof.

30.       WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DISPUTE ACTION, SUIT OR PROCEEDING, COLLECTIVELY “ACTIONS”, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE). EACH PARTY AGREES THAT ANY ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. BORROWER ACKNOWLEDGES THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THE LOAN DOCUMENTS.

30.1	JUDICIAL REFERENCE. IF THE JURY TRIAL WAIVER IS DEEMED UNENFORCEABLE THEN EACH PARTY AGREES ALL ACTIONS SHALL BE RESOLVED BY JUDICIAL REFERENCE. THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE, AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON. NOTWITHSTANDING THE FOREGOING, ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL, SUCH AS A PROVISIONAL REMEDY DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, AS AMENDED, WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS HEREIN.

31.    SPECIAL REPRESENTATIONS, WARRANTIES, CONDITIONS AND COVENANTS.

31.1	REPORTING. In addition to any other financial information, which Borrower has agreed to provide under the Note or Loan Documents, Borrower is required to submit to Lender:

a)	Quarterly Financials - As soon as possible, but no later than 60 days after the January 31, April 30 and July 31 fiscal quarter-ends, Borrower is to provide their SEC Form 10-Q financial statements, unless such statements are made readily accessible to Lender for download from Borrower’s website or other publically available sources.

b)	Annual Financials - As soon as possible, but no later than 90 days after October 31 fiscal year-end, Borrower is to provide to provide their SEC Form 10-K financial statements, unless such statements are made readily accessible to Lender for download from Borrower’s website or other publically available sources.

c)	Budget - As soon as possible, but no later than 90 days after October 31 fiscal year-end, Borrower is to provide an annual budget and cash flow projection or operating plan.

Filing Ref.	Limoneira Company
Customer Number:	0005229057

31.2	MINIMUM DEBT SERVICE COVERAGE RATIO. Borrower shall maintain at all times a debt service coverage ratio, as determined in Lender’s sole discretion, greater than or equal to 1.25:1 when measured with the October 31 SEC Form 10-K financial statements for Limoneira Company, and annually thereafter during the term. Debt Service Coverage Ratio means at any date of determination (i) Adjusted EBITDA divided by (ii) the sum of (A) the current portion of long-term liabilities paid or scheduled to be paid during the twelve months ending of such date plus (B) interest expense for the preceding twelve months plus (C) capitalized interest expense for the preceding twelve months. Adjusted EBITDA means the sum of (a) net income after taxes and before extraordinary items in accordance with generally accepted accounting principles (“GAAP”), plus (b) interest expense deducted in determining such net income, plus (c) amortization and depreciation expense deducted in determining such net income, plus (d) income tax expense deducted in determining such net income, minus (e) dividends and other withdrawals, minus (f) nonrecurring gains, plus (g) nonrecurring losses, plus (h) non-cash expenses deducted in determining such net income.

ADDRESSES WHERE NOTICE TO BORROWER ARE TO BE SENT:

Limoneira Company, a Delaware Corporation, 1141 Cummings Road, Santa Paula, CA 93060

This Agreement has been duly executed on the day and year first written above.

Signature(s):

Limoneira Company, a Delaware Corporation

By: /s/ Harold S. Edwards Harold S. Edwards, President By: /s/ Joseph D. Rumley Joseph D. Rumley, Secretary

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